EXHIBIT  99.1
          STATEMENT UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



The undersigned officers of MacDermid, Incorporated ("the Corporation") hereby certify that, as of the date of this statement, the Corporation's quarterly report on Form 10Q for the period ended September 30, 2002 ("the Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations as of and for the three and nine month periods September 30, 2002.

The  purpose  of  this  statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.







Date:  November  8,  2002     /s/  Daniel  H.  Leever
       ------------------     -----------------------

     Daniel  H.  Leever
     Chairman,  President  and
        Chief  Executive  Officer





Date:  November  8,  2002     /s/  Gregory  M.  Bolingbroke
       ------------------     -----------------------------

     Gregory  M.  Bolingbroke
     Senior  Vice  President,
     Treasurer  and  Corporate  Controller